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                                   BY                                                2.  The following are the duly elected and
                                                                                  qualified officers of the Corporation, holding
                          Avalon Capital, Inc.                                    the respective offices set opposite their names,
                          (name of corporation)                                   and the signatures set opposite their names are
                                                                                  their genuine signatures:
                    a      Maryland      corporation
                         (state of corporation)                                         NAME                            SIGNATURE


    I, the undersigned, Secretary of the above named Corporation, DO HEREBY
CERTIFY that:                                                                                      Chairman

    1.  The following resolution was duly adopted by the Board of Directors
of the Corporation at a meeting thereof duly called and held on ____________,   Daniel Hutner      President    /s/ Daniel E. Hutner
November 22, 1996, at which a quorum was present, the resolution has not been
rescinded, and is still in full force and effect.                               Nancy Hutner    Vice-President  /s/ Nancy W. Hutner

    WHEREAS, the Corporation is authorized to issue, and it has issued the      Michele Scheddin  Vice-President/s/ Michele Scheddin
                                                                                ----------------                --------------------
following capital stock:
                                         Number of         Number of            Nancy Hutner       Treasurer    /s/ Nancy W. Hutner
                                                                                ------------                    -------------------
                                          Shares            Shares
       Class           Par Value        Authorized          Issued                                 Assistant
                                                                                                   Treasurer
                         $.001          100,000,000         958,360
                         -----          -----------         -------
                                                                                Michele Scheddin   Secretary    /s/ Michele Scheddin

                                                                                                   Assistant
                                                                                                   Secretary

    The address of the Corporation to which Notices may be sent is:                3.  The name and address of legal counsel of the
                                                                                Corporation is:

        34 Chambers Street, Suite 200                                                  Thomas Westle, Battle Fowler
        -----------------------------                                                  ----------------------------

        Princeton, NJ  08542                                                           75 East 55th St., 5th Fl., NY, NY 10022
        --------------------                                                           ---------------------------------------

    NOW, THEREFORE, IT IS RESOLVED that American Stock Transfer                    4.  Attached is a specimen stock certificate for
    & Trust  Company ("AST") is hereby appointed transfer agent and            each denomination of capital stock (the "Stock") for
    registrar* for all said authorized shares [the following shares --         which AST has been authorized to act as transfer
    _________________________________________________________]** of the        agent or registrar.
    Corporation, in accordance with the general practices of AST and its
    regulations set forth in the pamphlet submitted to this meeting entitled       5. Attached is a true copy of the certificate of
                                                                               incorporation,
    "Regulations of the American Stock Transfer & Trust Company."

    ______________________________________________________________________         6. Attached is a true copy of the by-laws, as
                                                                               amended, of the Corporation.

    *Delete either "transfer agent" or "registrar," if the appointment is not      7. If any provision of the certificate of
    to cover such.                                                             incorporation or by-laws of the Corporation, any
    **If the appointment is to cover less than the entire amount of the        court order or administrative order, or any other
    authorized capital stock, the words "all said authorized shares" should    document, affects any transfer agency or registrar
    be stricken out and the class and (if the appointment is for less than all function or responsibility relating to the shares,
    authorized shares of a class) number of shares to be covered by the        attached is a statement of each such provision.
    appointment inserted in the blank space.


669192.1


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    8. All certificates representing Shares which were not issued pursuant to an---------------------------------------------------
CERTIFICATE OF APPOINTMENT OF effective registration statement under the
Securities Act of 1933, as amended, bear AMERICAN STOCK TRANSFER a legend in substantially the following form: & TRUST COMPANY as

        The shares represented by this certificate have not been registered under
        the Securities Act of 1933, as amended (the "Act").  The shares may not            CERTIFICATE OF APPOINTMENT OF
        be sold, transferred or assigned in the absence of an effective registration          AMERICAN STOCK TRANSFER
        for these shares under the Act or an opinion of the Corporation's counsel               & TRUST COMPANY as
        that registration is not required under the Act.

All Shares not so registered were issued or transferred in a transaction or             ___ TRANSFER AGENT  ___ REGISTRAR
series of transactions exempt from the registration provisions of the Act, and in each such issuance or transfer, the Corporation was so advised by its legal counsel.

    9. If any class of the Corporation's securities are registered under the Securities Exchange Act of 1934, as amended, the most recent Form 10-K, proxy statement and annual report to stockholders of the Corporation are attached.

    10. The initial term of AST's appointment hereunder shall be three years from the date hereof and the appointment shall automatically be renewed for further three year successive periods unless terminated by either party by written notice to the other given not less than ninety (90) days before the end of the initial or any subsequent three year period. AST's fees will not be increased during the initial three year term and, thereafter, may only be increased by agreement. Notwithstanding the aforegoing, AST shall be entitled to terminate the appointment forthwith on not less than thirty (30) days notice in the event that the Corporation commits any breach of its material obligations to AST including payment of any amount owing to AST. On termination of the appointment for any reason, AST shall be entitled to retain all transfer records and related documents until all amounts owing to AST have been paid in full.

    11. The Corporation will advise AST promptly of any change in any information contained in, or attached to, this Certificate by a supplemental Certificate or otherwise in writing.

    WITNESS my hand and seal of the Corporation this 6th day of February, 1997.


                                            /s/ Michele Scheddin
                                   ---------------------------------------
                                                  Secretary

                                               (corporate seal)







                                                                                ---------------------------------------------------
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669192.1